CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the registration statement on Form 10-SB of Biltmore Vacation Resorts, Inc. of our report dated April 11, 2000 on our audits of the consolidated financial statements of Biltmore Vacation Resorts, Inc. as of December 31, 1999, and the results of their consolidated operations and cash flows for the year ended December 31, 1999 and for the period from inception (February 28, 1998) to December 31, 1998, which report is included in this Annual Report on Form 10-SB.




                                          /s/CACCIAMATTA ACCOUNTANCY CORPORATION


Irvine, California
July 17, 2000